EXHIBIT 99.1

Contact:
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Edmund T. Leonard
Chairman of the Board and Chief Financial Officer
(410) 547-1088



                                BV FINANCIAL INC.
                       ANNOUNCES STOCK REPURCHASE PROGRAM

         Baltimore, Maryland. March 20, 2008. - BV Financial, Inc. (OTCBB: BVFL) today announced that the Company's Board of Directors has approved the repurchase of up to 10% of the Company's outstanding common stock (excluding shares held by the Company's mutual holding company, Bay-Vanguard M.H.C.), or approximately 97,830 shares. Repurchases, which will be conducted through open market purchases or privately negotiated transactions, will be made from time to time depending on market conditions and other factors. Repurchased shares will be held in treasury.

         BV Financial, Inc. is the parent company of Bay-Vanguard Federal Savings Bank. Bay-Vanguard Federal Savings Bank is headquartered in Baltimore, Maryland with four other branches in the Baltimore metropolitan area. The Bank is a full service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses within its market area.